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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
24/7 Media, Inc.:


         We consent to the incorporation by reference in the registration statement on Form S-3/A of 24/7 Media, Inc. of our report dated March 14, 2000, relating to the consolidated balance sheets of the media divisions of IMAKE Software & Services, Inc. and IMAKE Consulting, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, division equity (deficit) and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in the registration statement.



                                 /s/ KPMG LLP
                             --------------------------
                                     KPMG LLP


McLean, Virginia
October 24, 2000